UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Definium Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center Suite 8500
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DFTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amendment to the Definium Therapeutics, Inc. 2025 Equity Incentive Plan

As described in Item 5.07 below, on June 11, 2026, Definium Therapeutics, Inc. (the “Company”) held its 2026 Annual General and Special Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2025 Equity Incentive Plan to increase the number of the Company's common shares, no par value (“Common Shares”), available for issuance thereunder by 5,000,000 Common Shares (the “Equity Plan Amendment”).

The Company’s Board of Directors previously approved the Equity Plan Amendment on April 6, 2026, subject to shareholder approval at the Annual Meeting. The Equity Plan Amendment became effective at the time of shareholder approval.

A summary of the material terms of the Company’s 2025 Equity Incentive Plan and the Equity Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on April 27, 2026 and is incorporated by reference into this Item 5.02. Such information and the foregoing description of the Equity Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Equity Plan Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 11, 2026, the Company held its Annual Meeting. As of April 15, 2026, the record date for the Annual Meeting, 109,066,783 Common Shares were outstanding and entitled to vote at the Annual Meeting. A quorum was present at the Annual Meeting under the Company’s amended and restated articles, and there were 78,673,592 Common Shares present or represented at the Annual Meeting by valid proxies representing approximately 72% of the Common Shares entitled to vote at the Annual Meeting. The Company’s shareholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement.

Set forth below are the final voting results for the Annual Meeting as certified by the Independent Scrutineer of Elections on June 11, 2026, as well as a description of the proposals voted on at the Annual Meeting.

Proposal 1 – Election of Directors

The Company’s seven nominees, Robert Barrow, Dr. Suzanne Bruhn, Dr. Roger Crystal, David Gryska, Andreas Krebs, Carol A. Vallone, and Roger Adsett, were each elected to serve as a member of the Board until the 2027 annual general meeting of shareholders (the “2027 Annual Meeting”) or until a successor has been duly elected or appointed, by the following votes:

Company Board Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Barrow	62,881,122	173,376	15,619,094
Dr. Suzanne Bruhn	62,503,873	550,625	15,619,094
Dr. Roger Crystal	60,056,178	2,998,320	15,619,094
David Gryska	62,760,423	294,075	15,619,094
Andreas Krebs	62,395,043	659,455	15,619,094
Carol A. Vallone	62,623,945	430,553	15,619,094
Roger Adsett	62,931,294	123,204	15,619,094

Proposal 2 – Appointment of Auditor

The shareholders approved the appointment of KPMG LLP as the independent registered public accounting firm (auditor) of the Company until the 2027 Annual Meeting by the following votes:

Votes For	Votes Withheld	Broker Non-Votes
78,579,054	94,538	-

Proposal 3 – Approval of the Equity Plan Amendment

The shareholders approved the Equity Plan Amendment by the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
58,149,028	4,708,102	197,368	15,619,094

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Definium Therapeutics, Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINIUM THERAPEUTICS, INC.

Date:	June 12, 2026	By:	/s/ Robert Barrow
Name: Robert Barrow Title: Chief Executive Officer